EXHIBIT 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

BigBear.ai Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (11)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share(2)	Aggregate Offering Amount x Fee Rate	12,326,472	$11.50(4)	$141,754,428.00	0.0000927	$13,140.64

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share(3)	Aggregate Offering Amount x Fee Rate	11,681,453	$7.98(5)	$93,217,994.94	0.0000927	$8,641.31

Fees to Be Paid	Equity	Warrants to purchase Common Stock	Aggregate Offering Amount x Fee Rate	12,326,472	N/A(6)	—	0.0000927	—

Fees to Be Paid	Equity	6.00% convertible senior notes due 2026(7)	Aggregate Offering Amount x Fee Rate	$200,000,000(8)	—	$200,000,000(8)	0.0000927	$18,540.00

Fees to Be Paid	Equity	Guarantees of 6.00% convertible senior notes due 2026	Aggregate Offering Amount x Fee Rate	—	—	—	0.0000927	— (9)

		Common Stock, par value $0.0001 per share(10)	Aggregate Offering Amount x Fee Rate	23,058,494(10)	—	—	0.0000927	$— (10)

Fees Previously Paid								$124,098.18

Carry Forward Securities

Carry Forward

Securities

                             Total Offering Amounts                                                                                                           $40,321.95

                             Total Fees Previously Paid                                                                                                 $124,098.18

                             Total Fee Offsets

                                                         Net Fee Due                                                                                                     $0

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)

Represents shares of common stock, par value $0.0001 per share (“Common Stock”), issuable upon the exercise of warrants consisting of (i) 11,959,939 public warrants and (ii) 366,533 Private Placement Warrants.

(3)

Represents securities registered for resale by the Selling Stockholders named in this registration statement, including (i) 11,314,920 issued and outstanding shares of Common Stock held by Selling Stockholders, and (ii) 366,533 shares of Common Stock issuable upon exercise of warrants held by the Selling Stockholders. In the initial Form S-1 Registration Statement filed on December 23, 2021, the Registrant registered 124,931,453 shares of Common Stock for resale by the Selling Stockholder for a registration fee of $92,417.54. The number of shares of Common Stock for resale by the Selling Stockholders is being reduced in this filing to 11,681,453 shares of Common Stock.

(4)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(i) under the Securities Act. The price per share is based upon the exercise price per warrant of $11.50 per share.

(5)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s common stock on December 20, 2021 as reported on The New York Stock Exchange, when the Registration Fee was calculated in connection with the Registrant’s initial filing of this Registration Statement on Form S-1.

(6)

No separate fee due in accordance with Rule 457(i). In accordance with Rule 457(i), the entire registration fee for the warrants is allocated to the shares of common stock underlying the warrants, and no separate fee is payable for the warrants.

(7)

Consists of 6.00% convertible senior notes due 2026 of BigBear.ai Holdings, Inc. (the “2026 Convertible Notes”). The 2026 Convertible Notes are being registered for resale on this Registration Statement by the Selling Noteholders named in this registration statement.

(8)	The maximum offering price is based on the aggregate principal amount of the 2026 Convertible Notes as of December 20, 2021.

(9)	Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is payable with respect to the guarantees.

(10)

Represents the number of shares of common stock that may be issued upon conversion of the 2026 Convertible Notes registered hereunder. As more fully described in this Registration Statement, the initial conversion rate is 86.9565 shares of Common Stock per $1,000 principal amount of the 2026 Convertible Notes, which may be adjusted to up to 102.2495 as more fully described in this Registration Statement. The 2026 Convertible Notes are initially convertible into 17,391,304 shares of Common Stock, which may be adjusted to up to 23,058,494 as more fully described in this Registration Statement. The number of shares of Common Stock being registered represents a good faith estimate of the maximum number of shares that may be issued upon conversion of the Selling Noteholders’ 2026 Convertible Notes. The shares of Common Stock issued upon conversion of the 2026 Convertible Notes are not subject to an additional fee pursuant to Rule 457(i) under the Securities Act since no additional consideration will be received for the shares of Common Stock issuable upon conversion of the 2026 Convertible Notes.

(11)

$124,098.18 previously paid. The Registrant overpaid the registration fee by $83,776.23 in its previous filings due to the subsequent reduction in shares of Common Stock registered by the Selling Stockholders as described in footnote 3.

2